UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2008

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

431 Smith Lane, Jackson, Tennessee		38301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	731-988-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 8, 2008, Kirkland’s, Inc. (the "Company") received from The Nasdaq Stock Market ("Nasdaq") a written deficiency notice (the "Notice"), stating that the Company was not in compliance with Nasdaq Marketplace Rule 4450(a)(5) (the "Minimum Bid Price Rule"), because the bid price per share of the Company’s common stock closed below $1.00 per share for 30 consecutive business days. The Notice also stated that, in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until August 6, 2008, to regain compliance with the Minimum Bid Price Rule.

If at any time before August 6, 2008, the bid price per share of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company in writing that the Company has achieved compliance with the Minimum Bid Price Rule, although Nasdaq may, in its discretion, require an issuer to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days (but generally no more than 20 consecutive business days) before determining that the issuer has demonstrated the ability to maintain long-term compliance.

If the Company does not regain compliance with the Minimum Bid Price Rule by August 6, 2008, Nasdaq will notify the Company that the Company’s common stock will be delisted from The Nasdaq Stock Market. At such time, the Company may appeal Nasdaq’s determination to delist the Company’s securities to a Listings Qualification Panel. Alternatively, in the event that such a delisting determination is based solely on non-compliance with the Minimum Bid Price Rule, the Company may elect to transfer the listing of its securities to The Nasdaq Capital Market on or before August 6, 2008, provided that the Company satisfies all criteria for initial listing on such market as set forth in Nasdaq Marketplace Rule 4310(c), other than compliance with the Minimum Bid Price Rule. In the event of such a transfer, the Company would be provided an additional 180 calendar days in which to regain compliance with the Minimum Bid Price Rule in order to avoid delisting.

The Company intends to use all reasonable efforts to maintain the listing of its common stock on Nasdaq, but there can be no guarantee that the Company will regain compliance with the continued listing requirements.

Additional information relating to this matter is contained in a press release, dated as of February 13, 2008, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this current report:

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

February 13, 2008	By:	/s/ W. Michael Madden

Name: W. Michael Madden
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 13, 2008, announcing receipt of NASDAQ deficiency notice.